UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: March 24, 2008

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

American Airlines, Inc. is filing herewith an Eagle Eye communication to investors by its parent company, AMR Corporation.  This document includes (a) actual unit cost, fuel price, capacity and traffic information for January and February and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

AMR EAGLE EYE
March 24, 2008

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this document, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues and costs; future financing plans and needs; overall economic conditions; plans and objectives for future operations; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; the ability of the Company to generate additional revenues and reduce its costs; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment faced by the Company; industry consolidation; competition with reorganized and reorganizing carriers; low fare levels by historical standards and the Company’s reduced pricing power; the Company’s potential need to raise additional funds and its ability to do so on acceptable terms; changes in the Company’s corporate or business strategy; government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS or avian flu) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

This Eagle Eye provides updated guidance for the first quarter and the full year 2008.

Performance Update

Costs:  Unit cost forecasts are attached.

Capacity:  AMR outlined 1Q08 and 2008 capacity reductions relative to previous guidance in its Annual Report on Form 10-K for the year ended December 31, 2007.  AMR is currently in the process of evaluating 2008 capacity and expects to give further capacity guidance when it releases first quarter earnings in April.

Revenue:  Beginning in 1Q08, AMR has begun classifying revenues associated with the marketing component of third party mileage sales as Other Revenue rather than Passenger Revenue.  Below are adjusted 1Q07 amounts to conform to current period classification:

	1Q07 Results (in millions)
		As
	10-Q	Reclassified
Passenger Revenue	$4,326	$4,176
Other Revenue	$342	$492

First quarter mainline and consolidated passenger unit revenue is expected to increase between 6.9% and 7.9% year over year.  In total, Cargo and Other Revenue is anticipated to increase modestly relative to first quarter 2007.

Liquidity:  We expect to end the first quarter with a cash and short-term investment balance of approximately $4.8 billion, including approximately $430 million in restricted cash and short-term investments.

Eric Briggle
Managing Director, Investor Relations

AMR EAGLE EYE

Fuel Forecast

Fuel Hedge Position:
1Q08: Hedged on approximately 35% of consumption at an average cap of $74/bbl WTI Crude ($2.25/gal. jet fuel equivalent).
FY08: Hedged on approximately 29% of consumption at an average cap of $76/bbl WTI Crude ($2.42/gal. jet fuel equivalent).

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption (based on 3/14/08 forward curve)
	Actual		Forecast
	Jan	Feb	Mar	1Q08	2008
Fuel Price (dollars/gal)	2.76	2.60	2.83	2.73	2.98
Fuel Consumption (MM gals)	258.7	237.3	260.1	756.1	3,118.9

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
	Actual		Forecast
	Jan	Feb	Mar	1Q08	2008
AMR Cost per ASM	13.12	13.38	13.60	13.36	13.57
AMR Cost per ASM (ex-special items)	13.12	13.38	13.60	13.36	13.57
AMR Cost per ASM (ex-fuel and special items) 1/ 2/	8.48	8.97	8.68	8.70	8.49

American Mainline Cost per ASM
	Actual		Forecast
	Jan	Feb	Mar	1Q08	2008
AA Cost per ASM	12.44	12.66	12.89	12.66	12.90
AA Cost per ASM (ex-special items)	12.44	12.66	12.89	12.66	12.90
AA Cost per ASM (ex-fuel and special items) 1/ 2/	7.91	8.37	8.12	8.13	7.96

Note:	1/ The increase in unit cost versus prior guidance is primarily due to reduced capacity.

2/ The Company believes that unit costs excluding fuel and/or special items is a useful measurement to investors in monitoring the Company's ongoing cost performance.

Capacity and Traffic Forecast (millions)

AA Mainline Operations
	Actual		Forecast
	Jan	Feb	Mar	1Q08	2008
ASMs	14,256	12,985	13,901	41,142	169,833
Domestic	8,944	8,174	8,794	25,912	106,937
International	5,312	4,812	5,107	15,230	62,896

Traffic	10,916	9,980	11,685	32,582	138,732

Regional Affiliate Operations
	Actual		Forecast
	Jan	Feb	Mar	1Q08	2008
ASMs	1,084	980	1,054	3,118	13,325

Traffic	702	673	772	2,147	9,962

Below the Line Income/Expenses

Total Other Income(Expense) is estimated at ($142) million in the first quarter of 2008.

AMR EAGLE EYE

Share Count (millions)

1Q08
Earnings	Basic	Diluted
Over $65 million	249	293
$50-$64 million	249	278
$0-$49 million	249	261
Loss	249	249

FY2008
Earnings	Basic	Diluted
Over $265 million	253	298
$197-$264 million	253	283
$0-196 million	253	266
Loss	253	253

Reconciliation to GAAP

		Actual		Forecast
		Jan	Feb	Mar	1Q08	2008
Cents
AMR CASM		13.12	13.38	13.60	13.36	13.57
Less Special Items CASM		-	-	-	-	-
AMR CASM Excluding Special Items		13.12	13.38	13.60	13.36	13.57

Less Fuel CASM		4.64	4.41	4.92	4.66	5.08
AMR CASM Excluding Fuel and Special Items		8.48	8.97	8.68	8.70	8.49

		Actual		Forecast
		Jan	Feb	Mar	1Q08	2008
Cents
AA CASM		12.44	12.66	12.89	12.66	12.90
Less Special Items CASM		-	-	-	-	-
AA CASM Excluding Special Items		12.44	12.66	12.89	12.66	12.90

Less Fuel CASM		4.53	4.29	4.77	4.53	4.94
AA CASM Excluding Fuel and Special Items		7.91	8.37	8.12	8.13	7.96